EXHIBIT 10.1

                 EMPLOYMENT AGREEMENT WITH STEVEN A. HUNTINGTON
                              DATED APRIL 12, 2007




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                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made as of the 12TH day of April, 2007, by and between Tower Tech Holdings, Inc., a Nevada corporation ("TOWER TECH") and Steven A. Huntington, Chief Financial Officer ("CFO" or "Executive").

                                    RECITALS

         TOWER TECH is a Nevada corporation which operates a wind support structure fabrication and production business in the City of Manitowoc, Wisconsin.

          The Employer desires to employ the Executive as the CFO of Employer, the Executive desires to be employed in such position.

         It is the desire of the parties to enter into an employment agreement for the purpose of establishing the terms and conditions of the employment of CFO by TOWER TECH.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

         I.   EMPLOYMENT

              1.1 OFFER AND ACCEPTANCE. TOWER TECH hereby offers to employ CFO and CFO hereby accepts employment to serve as a CFO in the business operated by TOWER TECH on an uninterrupted basis unless and until terminated as provided herein, subject to and in accordance with the terms and conditions set forth in this Agreement.

              1.2 CFO'S DUTIES. TOWER TECH hereby employs the CFO as set forth above in such other senior executive capacity or capacities as shall be mutually agreed between the Employer and the Executive. During the period of the Executive's employment hereunder, the Executive shall devote his best efforts and full business time, energy, skills and attention to TOWER TECH and any direct or indirect subsidiaries of TOWER TECH (together with TOWER TECH, the "SUBSIDIARIES" or a "SUBSIDIARY"). The CFO's duties and authority shall consist of and include all duties and authority customarily performed and held by persons holding equivalent positions with business organizations similar to nature and size of Employer, as such duties and authority are reasonably defined, modified and delegated from time to time by the Board of Directors of TOWER TECH to which the CFO shall report during the term of this Agreement (the "BOARD"). The Executive shall have the powers necessary to perform the duties assigned to him and shall be provided such supporting services, staff, secretarial and other assistance, office space and accoutrements as shall be reasonably necessary and appropriate in the light of such assigned duties.

              1.3 CFO TO DEVOTE FULL-TIME AND BEST EFFORTS. CFO shall devote his time, attention, effort, skill and energies to the performance of the duties hereunder on a full-time and exclusive basis. It is the policy of TOWER TECH that any employee of TOWER TECH


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shall not engage in any outside activity which TOWER TECH determines reflects negatively on TOWER TECH or creates an appearance of a conflict of interest, without TOWER TECH's prior written consent. The CFO acknowledges and agrees to comply with this policy.

              1.4 CONDUCT. CFO shall exercise his own professional judgment in dispensing his duties provided, however, that TOWER TECH's Officers and/or Board of Directors may recommend, review, amend and revise existing policies and procedures or create new policies and procedures for TOWER TECH personnel from time to time as they deem necessary.

         II.  TERM

              2.1 The term of this Agreement shall commence on or about April 23, 2007. The length of said term shall terminate on or about April 23, 2009 subject to the provisions contained in Section VI hereof. In order for the CFO's term to commence April 23, 2007, CFO shall first comply with the provisions contained in Section III.

         III. REQUIREMENTS

              3.1 RESIDENCE REQUIREMENT. As an express condition of employment, CFO shall be a resident of Manitowoc, Wisconsin.

              3.2   CFO REQUIREMENTS.   Left blank to fill in with additional
requirements for CFO to fulfill.

              3.3 LICENSURE/BACKGROUND. As an express condition of employment, as and to the extent required by TOWER TECH and the State of Wisconsin, CFO shall meet all current and future requirements of TOWER TECH and the State of Wisconsin for the position, submit education records as may be requested by TOWER TECH, participant in or furnish results of a physical and/or psychological examination/evaluation, drug and/or alcohol testing as requested by TOWER TECH; cooperate with any person or entity performing a background check on CFO; or any other requirements as reasonably requested by TOWER TECH.

         IV.  COMPENSATION

              4.1 COMPENSATION. For all services rendered by CFO pursuant to this Agreement, TOWER TECH shall pay CFO a base salary of One Hundred Thirty Thousand and 00/100's Dollars ($130,000.00) per year for one (1) year. TOWER TECH will pay supplemental and bonus compensation to the CFO as the parties may mutually agree and as may be commensurate with industry standards, including stock options, stock bonus plans and the like as may be offered by the company to its executives from time to time. For the second year of this Agreement, CFO will receive a base salary as agreed by the parties but not less than One Hundred Thirty Thousand and 00/100's Dollars per year with the aforementioned bonus and supplemental compensation as mutually agreed.


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              4.2   PROFESSIONAL DEVELOPMENT. TOWER TECH will provide CFO funds for professional development during the term of this agreement. The availability and use of said funds shall be upon request of CFO and approved at the sole discretion of the members and/or Board of Directors.

              4.3   BENEFITS. CFO is entitled to receive benefits as follows:

                    4.3.1 Health insurance and associated benefits as offered by the company;

                    4.3.2 Vacation and personal leave time as may be mutually agreed and as is commensurate with industry standards in addition to the standard vacation days given to all other employees of Tower Tech.

              4.4 REIMBURSEMENT OF EXPENSES. The CFO shall be reimbursed, upon submission of appropriate vouchers and supporting documentation, for all travel, entertainment and other out-of-pocket expenses reasonably and necessarily incurred by the CFO in the performance of his duties hereunder and shall be entitled to attend seminars, conferences and meetings relating to the business of TOWER TECH consistent with TOWER TECH's established policies in that regard.

              4.5 VACATIONS. The CFO shall be entitled to annual paid time off ("PTO") which shall accrue each calendar year and which shall be taken at a time or times mutually agreeable to by TOWER TECH and the Executive; provided, however, that the CFO shall be entitled to four weeks (20) PTO days annually.

              4.6 RELOCATION AND TEMPORARY HOUSING. In connection with the CFO's relocation to the Manitowoc area, TOWER TECH will advance and/or reimburse the CFO for actual household packing, moving, storage, related insurance and other costs of the move (including the sales commission cost incurred in the sale of his current residence), up to TWENTY THOUSAND AND 00/100'S DOLLARS ($20,000.00) plus an amount equal to the federal income tax applicable, if any, to the amount of such reimbursement (at an assumed tax rate of 35%), provided that (i) such relocation occurs not later than the sixth (6th) month anniversary of the Effective Date; and (ii) the aggregate of the amounts to be reimbursed and the tax-related payment with respect thereto shall not exceed TWENTY-FIVE THOUSAND AND 00/100'S DOLLARS ($25,000.00), except to the extent a greater amount may be approved by TOWER TECH. However, should CFO terminate this Agreement for any reasons other than death or continuous permanent disability of the CFO prior to the term of this Agreement, then all sums paid to CFO under this paragraph shall be repaid to TOWER TECH within thirty (30) days thereof. Payment shall be amortized over the term of this Agreement and repaid proportionately based on the number of months remaining under the Agreement.

         V.   OBLIGATIONS OF CFO

              5.1 STANDARD OF PERFORMANCE. CFO shall provide the services specified in


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Article I of this Agreement within the limits of his training and experience. CFO shall follow all procedures outlined in TOWER TECH EMPLOYEES MANUAL as amended by TOWER TECH from time to time, as well as his Job Description.

              5.2 CFO CONDUCT. CFO shall at all times during his employment by TOWER TECH: (1) comply with all TOWER TECH employment policies applicable to CFO; (2) comply with all reasonable directions and orders of TOWER TECH; and (3) not use or disclose, except at TOWER TECH's direction, any confidential information relating to TOWER TECH or any Subsidiaries of TOWER TECH, except that information that may be disclosed in accord with the provisions of the Wisconsin Statutes and Section 5.4 of this Agreement.

              5.3 CONFIDENTIALITY. CFO acknowledges that in the course of his employment with TOWER TECH, CFO will regularly receive and assist in compiling valuable confidential information about TOWER TECH programs, financial and business practices, projections and plans ("Confidential Information"). CFO recognizes that all such Confidential Information is the property of TOWER TECH, and that during his employment and for two (2) years after the termination of his employment, or for so long as the Confidential Information does not become public knowledge through no fault of CFO, whichever is shorter, CFO will not use, disclose, produce, or convey any Confidential Information under circumstances that could foreseeably result in use of the Confidential Information in competition with TOWER TECH. This provision does not restrict CFO's use of Confidential Information for the purpose of fulfilling CFO's obligations under this Agreement or as otherwise directed by TOWER TECH. CFO shall not have any rights to such Confidential Information or to copies hereof except as may be required by law or by contract.

              5.4 RECORDS. CFO shall prepare all records in accordance with TOWER TECH procedures as amended from time to time. All TOWER TECH records are confidential and may not be disclosed by CFO without the appropriate written authorization by TOWER TECH.

         VI.  TERMINATION

              6.1 TERMINATION. This Agreement may terminate at the option of TOWER TECH if any of the following events occur:

                    6.1.1 By TOWER TECH or with TOWER TECH's consent by a majority vote of the members of TOWER TECH's or their Board of Directors, without cause, if it shall provide written notice to CFO at least thirty (30) days prior to the date of termination.

                    6.1.2 At any time upon the mutual written agreement of the parties.

                    6.1.3 By either party, upon the material breach or violation of the terms of this Agreement by the other party, provided the breaching party has been given written notice specifying the nature of the breach or violation and a period of thirty (30) days in which to cure such breach or violation, except that TOWER TECH may immediately terminate CFO (and/or exercise its rights under Section 6.1.1 hereof):


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                    (a)     Reserved;

                    (b) Except as permitted by law, if it is concluded that CFO has made any false and derogatory statements about or concerning TOWER TECH or any of their members of the board of directors;

                    (c) Upon a finding by a court of law or the TOWER TECH Board of Directors or members that CFO is guilty of fraud, dishonesty or other acts of misconduct in the rendering of services for TOWER TECH; or

                     6.1.4  Upon the death or permanent total disability of CFO.

                     6.1.5 CFO shall not be entitled to payment for unused vacation time or sick leave in the event of termination.

              6.2 PREMATURE TERMINATION. This Agreement may be terminated for Cause as hereinafter defined. "CAUSE" shall mean:

                     6.2.1    The Executive's death;

                     6.2.2 The Executive's Permanent Disability, which shall
              mean the Executive's inability, as a result of physical or mental incapacity, substantially to perform his duties hereunder for a period of six (6) consecutive months, with the determination of the Executive's Permanent Disability to be determined by a physician chosen by two other physicians, each of which is selected by the Employer and the Executive, respectively;

                     6.2.3 The willful and continued failure by the Executive to perform substantially the Executive's duties (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such failure subsequent to the delivery to the Executive of a notice of intent to terminate the Executive's employment without Cause or subsequent to the Executive's delivery of the notice of the Executive's intent to terminate employment for Constructive Discharge), and such willful and continued failure continues after a demand for substantial performance is delivered to the Executive that specifically identifies the manner in which the Executive has not substantially performed the Executive's duties.

         VII. RESTRICTIVE COVENANT

              7.1 COVENANT NOT TO COMPETE AND NOT TO SOLICIT. CFO recognizes that TOWER TECH has and is investing much time, effort and funds in helping CFO develop certain management and training programs as well as the growth and development of the business and that TOWER TECH would incur significant damage if CFO were allowed to compete with TOWER TECH after receiving such assistance and before TOWER TECH has a reasonable opportunity to recruit another CFO to develop a similar management and growth models and


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methods. Therefore, CFO agrees that upon termination of his employment with
TOWER TECH for any reason, and for a period of one (1) year thereafter, he shall not:

                    (a) Own, operate, finance, control consult or advise participate in the ownership, management or control of , work for or acquire any securities of any entity, firm, business, activity or enterprise which is engaged in the business of fabricating or producing wind energy support structures, both for himself and/or others, located anywhere within United States for one (1) year.

                    (b) Solicit customers or clients within the United States, regardless of the location from which the CFO is soliciting, during such one (1) year period.

                    (c) Solicit or seek to cause any employee of TOWER TECH or any of its subsidiaries or affiliates, independent contractor contracted with TOWER TECH or such subsidiaries or affiliates, as CFO or CFO's assistant or otherwise modify his or his employment or contractual relationship with the TOWER TECH or such subsidiary or affiliate for the purpose of entering into an employment, contractual or other relationship with CFO or any entity, firm, business, activity or enterprise with which CFO is directly or indirectly affiliated.

              7.2 In the event TOWER TECH is forced to employ legal counsel to enforce the obligations imposed on CFO under Section 7 in any court of law, CFO shall reimburse and indemnify TOWER TECH for the actual costs incurred by TOWER TECH in said enforcement, including but not limited to attorneys fees at the actual hourly rate customarily charged by TOWER TECH's counsel for the time reasonably spent in enforcement activity.

              7.3 REMEDIES FOR BREACH OF RESTRICTIVE COVENANT. The Executive acknowledges that the restrictions contained in Section 7 of this Agreement are reasonable and necessary for the protection of the legitimate business interests of the Employer, that any violation of these restrictions would cause substantial injury to the Employer and such interests, that the Employer would not have entered into this Agreement with the Executive without receiving the additional consideration offered by the Executive in binding himself to these restrictions and that such restrictions were a material inducement to the Employer to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Employer, in addition to and not in limitation of, any other rights, remedies or damages available to the Employer under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Executive and any and all persons directly or indirectly acting for or with him, as the case may be.

         VIII.  MISCELLANEOUS

                8.1 ENTIRE AGREEMENT. This Agreement supersedes all prior agreements between or affecting CFO and CFO's relationship with TOWER TECH. Anything not set forth herein or specifically referenced herein shall have no force or effect.

                8.2 WRITTEN SIGNED AGREEMENT. Presentation of this Agreement to CFO


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does not constitute an offer or commitment. There is only a commitment for employment if and when a written employment agreement is signed by TOWER TECH and CFO. CFO acknowledges there is no basis to rely on oral statements or an unsigned draft of a written document. CFO recognizes and agrees all agreements concerning employment of CFO by TOWER TECH are in writing, signed by the parties. This Agreement may only be amended in writing and in a document signed by both parties.

                8.3 VENUE. Any controversy arising under, or relating to any matter under Section 7 shall be determined by the Wisconsin Circuit Court for Manitowoc County, or in the event of an appeal, or petition for review by certiorari, by such court having jurisdiction to review the decisions of the Wisconsin Circuit for Manitowoc County, and the parties agree not to present any such controversy to any other court or forum, or in any other venue. The parties consent to the jurisdiction of the Wisconsin Circuit Court for Manitowoc County, to the fullest extent permitted by law, CFO agrees to a trail by the court (with a judge as finder of fact) with respect to any dispute involving this Agreement.

IN WITNESS WHEREOF, the Employment Agreement, consisting of seven (7) typewritten pages, has been executed by the parties as of the date first above recorded.

                                        CHIEF FINANCIAL OFFICER (CFO)

                                        /s/ STEVEN A. HUNTINGTON
                                        ----------------------------------------
                                        STEVEN A. HUNTINGTON


                                        TOWER TECH HOLDINGS, INC.

                                        /s/ RAYMOND L. BRICKNER, III
                                        ----------------------------------------
                                        RAYMOND L. BRICKNER, III
                                        ITS:  PRESIDENT

DRAFTED BY:
Attorney Terence P. Fox
Kummer, Lambert & Fox, LLP
927-A South Eighth Street
Manitowoc, WI 54221-1180
(920) 683-5499






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